RETIREMENT PLAN

FOR DIRECTORS OF

PITNEY BOWES INC.

AS OF JANUARY 1992

1. Purpose

The Retirement Plan for Directors of Pitney Bowes Inc. (the "Corporation") is designed to enhance the Corporation's ability to attract and retain competent and experienced Directors by providing retirement benefits for Directors of the Corporation who retire after the Effective Date.

2. Definitions

Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for all purposes of this Plan:

Director means a member of the Board of Directors of the Corporation.

Director's Fee means the annual retainer fee paid to any Director as compensation for services as a non-employee Director of the Corporation, exclusive of any additional fees paid for attendance at meetings of the Board of Directors or any committee of the Board of Directors or value of any

restricted common stock awarded pursuant to the Corporation's Directors' Stock Plan.

Effective Date means the date of adoption of this Plan by the Board of Directors of the Corporation.

3. Eligibility

Any Director who retires from the Board of Directors of the Corporation on or after the Effective Date, with five or more years of service as a non-employee Director, shall be eligible for retirement benefits as provided herein. For the purposes of this Plan, "retire" and retirement" refer to any cessation of service as a Director (other than on account of death or removal for cause).

4. Benefits

The benefits payable to a Director hereunder ("Benefit") with a minimum of five years of service shall be an annual amount equal to 50% of the Director's Fee in effect at the time of such Director's retirement. The Benefit shall be increased 10% for each additional year of service above five years, to a maximum of 100% after ten years of service. The Benefit shall commence on the first day of the calendar quarter next following the date of the Director's retirement and shall be payable in quarterly installments. The Benefit shall be

payable for the lifetime of the Director who retires on or after age 60, or who retires prior to age 60 but who elects to commence receiving a Benefit on or after age 60. A Director who retires prior to age 60 and elects immediate commencement of a Benefit hereunder shall be paid a Benefit equal to the number of years (including fractions of a year, rounded up to the next quarter of a year) of service as a Director. No period of service shall be credited for this purpose for any period during which a Director also was an employee of the Corporation or any subsidiary of the Corporation. Payments shall cease with the payment due for the calendar quarter in which the Director's death occurs. If a Director dies while a Director, no Benefit shall be payable.

5. Provision of Benefits

All benefits payable hereunder shall be provided from the general assets of the Corporation. No Director shall acquire any interest in any specific assets of the Corporation by reason of this Plan.

6. Change of Control Provision

Notwithstanding any other provision contained herein, if there is a Change of Control of the Corporation and, as a result of such Change of Control, a member of the Board ceases to serve on the Board, that director shall be entitled to the

Benefit set forth herein as of the date of the director's termination, resignation or retirement from the Board. With respect to any director who as of the date of the Change of Control has less than five years of service, that director shall be deemed to have a minimum of five years of service as of the Change of Control date for purposes of eligibility hereunder. In the event of a Change of Control, the Benefit set forth herein shall be fully vested and may not be altered, suspended, discontinued, amended or terminated.

A 'Change of Control' shall be deemed to have occurred upon the occurrence of either of the following:

(i) There is an acquisition, in any one transaction or a series of transactions (other than from the Corporation), by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Corporation or the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Corporation or any of its subsidiaries; or by any employee benefit plan (or related trust) of the Corporation or its subsidiaries; or any corporation with

respect to which, following such acquisition, more than 50% of the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then-outstanding shares of common stock of the Corporation or the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be; or

(ii) Individuals who, as of September 12, 1988, constitute the Board of Directors (as of such date, the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 12, 1988 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or

threatened election contest relating to the election of the Directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) There is an approval by the stockholders of the Corporation of (a) a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (b) a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

7. <u>Amendment and Termination</u>

The Corporation reserves the right to terminate this Plan or amend this Plan in any respect at any time, and any such

amendment may be retroactive; provided, however, that no such termination or amendment may reduce the benefits of any Director who has previously retired hereunder.

8. Administration

This Plan shall be administered by the Organization and Board Affairs Committee of the Board of Directors of the Corporation. Such Committee's final decision, in making any determination or construction under this Plan and in exercising any discretionary power, shall in all instances be final and binding on all persons having or claiming any rights under this Plan.

9. Miscellaneous

The adoption and maintenance of this Plan shall not constitute a contract between the Corporation and any Director. Nothing herein contained shall be deemed to give to any Director the right to be retained as a Director, nor shall it interfere with the Director's right to terminate his directorship at any time.

No benefit payable hereunder shall be subject to alienation or assignment.